NEWS   FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  January 8, 2007

CONTACT:  Steven R. Williams - (304) 842-3597   http://www.petd.com

PETROLEUM DEVELOPMENT CORPORATION
COMPLETES PURCHASE OF COLORADO OIL & GAS PROPERTIES

BRIDGEPORT, WV:  Petroleum Development Corporation (NASDAQ GSM: PETD) announced today that it has completed its previously announced purchase of EXCO Resources Inc.'s producing properties and remaining undeveloped drilling locations in the Wattenberg Field area of the DJ Basin, Colorado.  The transaction included substantially all of EXCO's assets in the area.  The adjusted purchase price paid at closing was $132 million.

PDC will provide further information regarding the acquired assets and the impact to the Company in conjunction with its Analyst Day in New York City on January 22, 2007.

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas and oil. The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. The Company is included in the S&P SmallCap 600 Index and the Russell 3000 Index.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.